CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-210186 on Form N-1A of our reports dated October 24, 2024, relating to the financial statements and financial highlights of FT Vest U.S. Equity Buffer ETF - January, FT Vest U.S. Equity Buffer ETF - February, FT Vest U.S. Equity Buffer ETF - March, FT Vest U.S. Equity Buffer ETF - April, FT Vest U.S. Equity Buffer ETF - May, FT Vest U.S. Equity Buffer ETF - June, FT Vest U.S. Equity Buffer ETF - July, FT Vest U.S. Equity Buffer ETF - August, FT Vest U.S. Equity Buffer ETF - September, FT Vest U.S. Equity Buffer ETF - October, FT Vest U.S. Equity Buffer ETF - November, FT Vest U.S. Equity Buffer ETF - December, FT Vest U.S. Equity Deep Buffer ETF - January, FT Vest U.S. Equity Deep Buffer ETF - February, FT Vest U.S. Equity Deep Buffer ETF - March, FT Vest U.S. Equity Deep Buffer ETF - April, FT Vest U.S. Equity Deep Buffer ETF - May, FT Vest U.S. Equity Deep Buffer ETF - June, FT Vest U.S. Equity Deep Buffer ETF - July, FT Vest U.S. Equity Deep Buffer ETF - August, FT Vest U.S. Equity Deep Buffer ETF - September, FT Vest U.S. Equity Deep Buffer ETF - October, FT Vest U.S. Equity Deep Buffer ETF - November, and FT Vest U.S. Equity Deep Buffer ETF - December, appearing in Form N-CSR for First Trust Exchange-Traded Fund VIII as of and for the period ended August 31, 2024, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Miscellaneous Information” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 26, 2024